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                                                                   Exhibit 10.36

                         CATALYTICA ENERGY SYSTEMS, INC.

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between Dominic Geraghty (the "Employee") and Catalytica Energy
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Systems, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below.

                                 R E C I T A L S
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A.  It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control as a means of enhancing stockholder value. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon Employee's termination of employment following a Change of Control which provides the Employee with enhanced financial security and provides incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

The parties hereto agree as follows:

1.  Term of Agreement.  This Agreement shall terminate upon the date that all
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obligations of the parties hereto with respect to this Agreement have been satisfied.

2.  At-Will Employment. The Company and the Employee acknowledge that the
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Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination after an announcement of Change of Control and prior to twenty-four (24) months following a Change of Control or the announcement of a Change of Control, whichever comes later, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by

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this Agreement, or as may otherwise be available in accordance with the
Company's established employee plans and practices or pursuant to other agreements with the Company.

3.  Severance Benefits.
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    (a)  Termination In Connection With A Change of Control. If the Employee's
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employment terminates as a result of Involuntary Termination (as defined below)
other than for Cause at any time after an announcement of a Change of Control and prior to twenty-four (24) months following a Change of Control or the announcement of a Change of Control, whichever comes later (a "Severance Termination"), then, subject to Section 5, the Employee shall be entitled to receive the following severance benefits:

         (1)  Severance Payment.  A cash payment in an amount equal to two
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hundred percent (200%) of the Employee's Annual Compensation plus a pro rata payment of the current year bonus award based on the target bonus for the Employee;

         (2)  Continued Employee Benefits.  One hundred percent (100%)
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Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such employee immediately prior to the Severance Termination (the "Company-Paid Coverage"). If such coverage included the Employee's dependents immediately prior to the Severance Termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) two years from the date of the Involuntary Termination or (ii) the date that the Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates.

         (3)  Option and Restricted Stock Accelerated Vesting.  One Hundred
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percent (100%) of the unvested portion of any stock option or restricted stock held by the Employee shall automatically be accelerated in full so as to become completely vested.

         (4)  Timing of Severance Payments.  Any severance payment to which
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Employee is entitled under Section 3(a)(1) shall be paid by the Company to the
Employee (or to the Employee's successor in interest, pursuant to Section 7(b)) in cash and in full, not later than thirty (30) calendar days following the Termination Date, subject to Section 9(f).

    (b)  Voluntary Resignation; Termination For Cause. If the Employee's
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employment terminates by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing option, severance and benefits plans and practices or pursuant to other agreements with the Company.

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     (c)  Disability; Death. If the Company terminates the Employee's employment
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as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

     (d)  Termination Apart from Change of Control. In the event the Employee's
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employment is terminated for any reason, either prior to the three-month notice period before a Change of Control or after the twenty-four (24)-month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

4.   Attorney Fees, Costs and Expenses. The Company shall reimburse Employee for
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the reasonable attorney fees, costs and expenses incurred by the Employee in connection with any action brought by Employee to enforce his rights hereunder, provided such action is not decided in favor of the Company.

5.   Limitation on Payments.
     ----------------------

     (a) In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 3(a)(1) shall be either

          (A)  delivered in full, or

          (B) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any taxes due under
Section 4999 shall be the responsibility of the employee.

     (b) If a reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is necessary to comply with the provisions of Section 5(a), the Employee shall be entitled to select which payments or benefits will be reduced and the manner and method of any such reduction of such payments or benefits (including but not limited to the number of options that would vest under Section 3(a)) subject to reasonable limitations (including, for example, express provisions under the Company's benefit plans) (so long as the requirements of Section 5(a) are met). Within thirty (30) days after the amount of any required

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reduction in payments and benefits is finally determined in accordance with the provisions of Section 5(c), the Employee shall notify the Company in writing regarding which payments or benefits are to be reduced. If no notification is given by the Employee, the Company will determine which amounts to reduce. If, as a result of any reduction required by Section 5(a), amounts previously paid to the Employee exceed the amount to which the Employee is entitled, the Employee will promptly return the excess amount to the Company.

     (c) Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company's Accountants immediately prior to Change of Control, whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
Section 5, the Accountants may, after taking into account the information provided by the Employee, make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

6.   Definition of Terms. The following terms referred to in this Agreement
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shall have the following meanings:

     (a)  Annual Compensation. "Annual Compensation" means an amount equal to
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the greater of (i) Employee's Company salary for the twelve (12) months preceding the Change of Control plus the employee's target bonus for the same period or (ii) Employee's Company Salary on an annualized basis and the employee's target bonus as of the Termination Date.

     (b)  Cause. "Cause" shall mean (i) any act of personal dishonesty taken by
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the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, (iii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Company, or (iv) for a period of not less than thirty (30) days following delivery to the Employee of a written demand for performance from the Company that describes the basis for the Company's belief that the Employee has not substantially performed his duties, continued violations by the Employee of the Employee's obligations to the Company that are demonstrably willful and deliberate on the Employee's part. Any dismissal for cause in accordance with Subsection (iv) of this Section 6(b) must be approved by the Company's Board of Directors prior to the dismissal date.

     (c)  Change of Control. "Change of Control" means the occurrence of any of
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the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty

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percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

                 (ii) A change in the composition of the Board occurring within a twelve-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                 (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such surviving entity's parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation;

                 (iv) The consummation of the sale or disposition by the Company of all or seventy-five percent (75%) or more of the Company's assets.

     (d) Disability.   "Disability" shall mean that the Employee has been unable
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to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

     (e) Involuntary Termination. "Involuntary Termination" shall mean (i)
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without the Employee's express written consent, the significant reduction of the
Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary or target bonus of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a

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location more than twenty-five (25) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7(a) below; or (viii) any act or set of facts or circumstances that would, under California case law or statute constitute a constructive termination of the Employee.

     (f) Termination Date. "Termination Date" shall mean (i) if this Agreement
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is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or a by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or
(iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

7.   Successors.
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     (a) Company's Successors.  Any successor to the Company (whether direct or
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indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

     (b) Employee's Successors. The terms of this Agreement and all rights of
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the Employee hereunder shall inure to the benefit of, and be enforceable by, the
Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.   Notice.
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     (a) General. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall

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be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

       (b) Notice of Termination. Any termination by the Company for Cause or by
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the Employee as a result of a voluntary resignation or an Involuntary
Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

9.     Miscellaneous Provisions.
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       (a) No Duty to Mitigate. The Employee shall not be required to mitigate
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the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

       (b) Waiver. No provision of this Agreement shall be modified, waived or
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discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

       (c) Whole Agreement. This Agreement and any outstanding stock option
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agreements represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same. Other than the agreements described in the preceding sentence, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

       (d) Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to principles of conflicts of laws.

       (e) Severability. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

       (f) Withholding.  All payments made pursuant to this Agreement will be
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subject to withholding of applicable income and employment taxes.

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       (g) Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which together will constitute one and the same instrument.

           IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY                                     CATALYTICA ENERGY SYSTEMS, INC.



                                       By: /s/ Craig N. Kitchen
                                           ----------------------------------
                                               Craig N. Kitchen
                                       Title:  President and CEO
                                             --------------------------------

                                       Date:


EMPLOYEE                                     /s/ Dominic Geraghty
                                             ---------------------------------
                                                 Dominic Geraghty

                                       Date: March 29, 2002

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